UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2009
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01.	Entry into a Material Definitive Agreement

On August 11, 2009, Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an affiliate of Sageview Capital LP (the “Purchaser”) pursuant to which the Company agreed to issue a Senior Secured Note (the “2009 Note”) in the aggregate principal amount of $75,000,000 and warrants (the “Warrants”) to purchase 16,000,000 shares of its Class A Common Stock (the “Class A Common Stock”) (the “Private Placement”).  The proceeds of the Private Placement will be used for the repayment of existing indebtedness of the Company and one of its subsidiaries, the funding of a cash reserve to pay the cash interest amount required under the 2009 Note for the first two years, the payment of fees and expenses incurred in connection with the Private Placement and related transactions, and other general corporate purposes.  The Private Placement was consummated on August 11, 2009.

The 2009 Note has a term of five years, which may be extended for up to one 12 month period at the discretion of the Company if certain conditions set forth in the 2009 Note are satisfied.  Subject to certain adjustments set forth in the 2009 Note, interest on the 2009 Note is 8% per annum to be accrued as an increase in the aggregate principal amount of the 2009 Note and 7% per annum paid in cash.  The cash interest rate will increase to 12% if the Company does not obtain the approval of its stockholders of certain terms of the Private Placement by December 31, 2009 and further to 17% if such approval is not obtained by March 31, 2010 but any such increase will be eliminated if and when stockholder approval has been obtained with respect to the removal of certain limitations set forth in the Warrants as described below and the appointment of a second designee of the Purchaser to the Company’s board of directors (collectively, the “Stockholder Approvals”).

The Company may prepay the 2009 Note (i) during the initial 18 months of their term, in an amount up to 20% of the original principal amount of the 2009 Note plus accrued and unpaid interest without penalty and (ii) following the second anniversary of issuance of the 2009 Note, subject to a prepayment penalty equal to 7.5% of the principal amount prepaid if the 2009 Note is prepaid prior to the three year anniversary of their issuance, a prepayment penalty of 3.75% of the principal amount prepaid if the 2009 Note is prepaid after such third anniversary but prior to the fourth anniversary of their issuance and without penalty if the 2009 Note is prepaid thereafter, plus cash in an amount equal to the accrued and unpaid interest amount with respect to the principal amount through and including the prepayment date.  The Company is obligated to offer to redeem all or a portion of the 2009 Note upon the occurrence of certain triggering events described in the 2009 Note.  Subject to limited exceptions, the Purchaser may not assign the 2009 Note until the earliest of (a) August 11, 2011, (b) the consummation of a change in control as defined in the 2009 Note or (c) an event of default as defined under the Notes.

The Purchase Agreement also requires the 2009 Note to be guaranteed by each of the Company’s existing and future subsidiaries, other than Access Digital Media, Inc. (“AccessDM”), Christie/AIX, Inc. (“C/AIX”) and its subsidiaries and Access Digital Cinema Phase 2, Corp. and its subsidiaries and subsidiaries formed after August 11, 2009 which are primarily engaged in the financing or deployment of digital cinema equipment (the "Guarantors"), and that the Company and each Guarantor pledge substantially all of their assets to secure payment on the 2009 Note, except that AccessDM and C/AIX are not required to become Guarantors until such time as certain indebtedness is paid off.  Accordingly, the Company and each of the Guarantors entered into a guarantee and collateral agreement (the “Guarantee and Collateral Agreement”) pursuant to which each Guarantor guaranteed the obligations of the Company under the 2009 Note and the Company and each Guarantor pledged substantially all of their assets to secure such obligations.

The Warrants contain a customary cashless exercise provision and become exercisable upon the earliest of receipt of the Stockholder Approvals, the date of the third meeting of stockholders at which the Stockholder Approvals are sought or February 11, 2011 and expire on August 11, 2016 (subject to extension in limited circumstances).  The exercise price of the Warrants is $1.37, subject to certain customary anti-dilution adjustments (certain of which will apply only after the applicable Stockholder Approval has been obtained).  Subject to certain exceptions, the Warrants also contain a limitation on exercise that prohibits, prior to obtaining the applicable Stockholder Approval to remove such restriction, the exercise of any warrant to the extent that such exercise would result in a warrant holder (or group including such warrant holder) having aggregate voting power on a matter being voted on by holders of the Company’s common stock that exceeds 19.99% of the total number of votes that may be cast in respect of all capital stock of the Company on such matter or having beneficial ownership of more than 19.99% of the then outstanding common stock of the Company.  Subject to limited exceptions, the Warrants and Warrant Shares may not be assigned by the Purchaser until the earliest of August 11, 2011, the consummation of a change in control as defined in the Warrants or an event of default under the 2009 Note.

The Company also entered into a Registration Rights Agreement with the Purchaser pursuant to which the Company agreed to register the resale of the Warrants and any shares of Class A Common Stock issued upon exercise of the Warrants from time to time in accordance with the terms of the Registration Rights Agreement.

On August 11, 2009, in connection with the Private Placement, the Purchaser agreed with the Company that, subject to limited exceptions, the Purchaser and its affiliates would not, without the Company’s consent, acquire, offer to acquire or join or participate in any group, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, that would result in Purchaser and its affiliates beneficially owning more than 42.5% of the Class A Common Stock and the Company’s Class B Common Stock outstanding.  This agreement will terminate upon the earliest of August 11, 2011, a change of control, as defined in such standstill agreement, an event of default, as defined in the Notes and the date when the Purchaser and its affiliates own less than 10% of the outstanding Class A Common Stock and the Company’s Class B Common Stock.

On August 11, 2009, in connection with the consummation of the Private Placement, the Company entered into and consummated purchase agreements (the “Note Purchase Agreements”) with the holders of all of its outstanding 10% Senior Notes (the “2007 Senior Notes”) pursuant to which the Company purchased all of the 2007 Senior Notes, in satisfaction of the principal and any accrued and unpaid interest thereon, for an aggregate purchase price of $42,500,000 in cash.  The source of such aggregate cash payment was the proceeds of the Private Placement.  Upon such purchase, the 2007 Senior Notes were canceled.

The Purchase Agreement, Note Purchase Agreement, 2009 Note, Warrants, Registration Rights Agreement and Guarantee and Collateral Agreement contain representations, warranties, covenants and events of default as are customary for transactions of this type and nature.

The Company also entered into an agreement (the “Aquifer Agreement”) with Aquifer Capital Group, LLC (“Aquifer Capital”) pursuant to which Aquifer provided financial advisory services to the Company in connection with the purchase of the 2007 Senior Notes in exchange for the issuance of 200,000 shares of Class A Common Stock to designees of Aquifer Capital.  The Aquifer Agreement also contained customary indemnification provisions.

On August 11, 2009, in connection with the Private Placement, C/AIX entered into a fifth amendment  (the “Fifth Amendment”) to the credit agreement, dated August 1, 2006, among C/AIX, the lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such lenders (as amended, the “Credit Agreement”).  Pursuant to the Fifth Amendment, $5,000,000 of the proceeds of the sale of the 2009 Note were used by the Company to purchase capital stock of AccessDM, which in turn used such amount to purchase capital stock of C/AIX, which in turn used such amount to fund a prepayment with respect to the Credit Agreement, with such prepayment being applied ratably to each of the first 24 successive regularly scheduled monthly amortization payments due under the Credit Agreement after the closing of the Private Placement.  Such shares of capital stock of C/AIX that were issued to Access DM were pledged in support of the Credit Agreement pursuant to a Pledge Amendment (the “Pledge Amendment”).

In connection with the Private Placement, the Company engaged Imperial Capital, LLC (“Imperial”) to provide financial advisory services.  As partial consideration for such services, the Company issued warrants to Imperial to purchase 750,000 shares of Class A Common Stock (the “Imperial Warrants”).  The Imperial Warrants have a customary cashless exercise feature, a strike price of $1.37 per share, become exercisable on February 11, 2010 and expire on August 11, 2014.  In connection with the issuance of the Imperial Warrants, the Company and Imperial entered into a registration rights agreement (the “Imperial Registration Rights Agreement”) pursuant to which the Company agreed to register the shares of Class A Common Stock underlying the Imperial Warrants from time to time in accordance with the terms of the Imperial Registration Rights Agreement.

On August 11, 2009, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement, Note Purchase Agreements, 2009 Note, Warrants, Registration Rights Agreement, Guarantee and Collateral Agreement, Aquifer Agreement, Fifth Amendment, the Pledge Amendment, the Imperial Warrants and the Imperial Registration Rights Agreement are qualified in their entirety by reference to such agreements, which are filed herewith as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3, Exhibit 2.4, Exhibit 4.1, Exhibit  4.2, Exhibit 4.3, Exhibit 10.1, Exhibit 10.4, Exhibit 10.2, Exhibit 4.6, Exhibit 4.4, Exhibit 4.5, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 11, 2009, the Company issued the 2009 Note pursuant to which the Company borrowed $75,000,000 (the “Borrowing”).  The terms of the Borrowing, including the maturity, interest payment terms and use of proceeds, are described more fully in Item 1.01 above and the 2009 Note, which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

On August 11, 2009, the Company issued the following equity securities in connection with the Private Placement and the purchase of the 2007 Senior Notes as described in Item 1.01 above:  (i) warrants to purchase 16,000,000 shares of Class A Common Stock to the Purchaser; (ii) warrants to purchase 750,000 shares of Class A Common Stock to Imperial Capital as payment for financial services; and (iii) 200,000 shares of Class A Common Stock to designees of Aquifer Capital for financial advisory services pursuant to the Aquifer Agreement. The full description of the Private Placement and the repurchase of the 2007 Senior Notes under Item 1.01 above is incorporated by reference herein.  All such equity securities were issued in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On August 11, 2009, the Company entered into an employment agreement with Adam M. Mizel, a director of the Company (the “Employment Agreement”), pursuant to which Mr. Mizel, age 39, will serve as the Chief Financial Officer and Chief Strategy Officer of the Company.  The term of the Employment Agreement commenced on August 11, 2009 and will end on August 31, 2012.  Pursuant to the Employment Agreement, Mr. Mizel will receive an annual base salary of $375,000 and will be eligible for a bonus based on overall Company performance with goals to be established by the Compensation Committee. Also pursuant to the Employment Agreement, Mr. Mizel received a grant of options to purchase 450,000 shares of Class A Common Stock.  The options have an exercise price of $1.37 and vest on the third anniversary of the date of grant or earlier if certain Class A Common Stock price targets are achieved, and have a term of six (6) years.  The Employment Agreement further provides that Mr. Mizel is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Mr. Mizel’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) through August 31, 2012 as well as the accelerated vesting of any unvested options granted to him under the Employment Agreement.  However, if the Company terminates Mr. Mizel’s employment without cause or he resigns with good reason following a change in control of the Company, the Employment Agreement provides that he is entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.3.

On August 11, 2009, pursuant to the Aquifer Agreement, the Company issued 200,000 shares of Class A Common Stock to designees of Aquifer Capital, of which Mr. Mizel is the principal.  This arrangement was reviewed by the Audit Committee of the Board of Directors in accordance with the Audit Committee Charter, and approved by the Board of Directors.

Since 2005, Mr. Mizel, who is 39, has been the Managing Principal at Aquifer Capital Group, LLC, an investment firm.  Previously, Mr. Mizel was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm, from 2001 until 2005.  Prior to 2001, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group.  Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.  Mr. Mizel also serves on the Board of Directors of PacificHealth Laboratories, Inc.

On August 11, 2009, the Company issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)           Pursuant to the terms of the Purchase Agreement, the Company has increased the number of directors on its Board of Directors from eight (8) to nine (9) and has appointed Edward A. Gilhuly to fill the resulting vacancy.  In connection with the Private Placement, the Company has agreed that, upon obtaining the applicable Stockholder Approval, it will increase of the size of the Board of Directors to ten (10) and the fill such resulting vacancy with a nominee designated by the Majority Holders (as defined in the Purchase Agreement).  The Company also agreed pursuant to the Purchase Agreement to submit, at each meeting of its stockholders at which the stockholders are entitled to vote on the election of directors, one nominee of the Majority Holders (or, after obtaining the applicable Stockholder Approval, two designees of the Majority Holders) for election by the Company’s stockholders to the Board of Directors, subject to the loss of such nomination right upon certain reductions in the aggregate principal amount of outstanding 2009 Note and the beneficial ownership of shares of Class A Common Stock by the Purchaser, as set forth in the Purchase Agreement.  The Company further agreed in the Purchase Agreement that, during such period in which the Majority Holders have such nomination right, it will not increase the size of the Board of Directors above ten (10) members.

Edward A. Gilhuly is a founding partner of Sageview Capital LP.  Prior to founding Sageview Capital in 2006, Mr. Gilhuly joined Kohlberg Kravis Roberts & Co., L.P. in 1986 in San Francisco, became partner at year-end 1994, and served on KKR's investment committee from 2000 to 2005. In 1998, he moved to London to build KKR's business in Europe, for which he was responsible until early 2005. Prior to joining KKR in 1986, Mr. Gilhuly worked from 1982 to 1984 at Merrill Lynch Capital Markets in the Mergers and Acquisitions Department.  Mr. Gilhuly has a B.A. from Duke University and a M.B.A. from Stanford University.  He is a member of the board of directors of Legrand SA, as well as a member of the board of trustees of the California Academy of the Sciences

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.	Description

	2.1	Securities Purchase Agreement, dated as of August 11, 2009, by and among the Company and the Purchaser.
	2.2	Form of Purchase Agreement, dated as of August 11, 2009, by and among the Company and the holders identified therein.
	2.3	Purchase Agreement, dated as of August 11, 2009, by and among the Company and Aristeia International Limited, Aristeia Partners, L.P. and Aristeia Special Investments Master, L.P.
	2.4	Purchase Agreement, dated as of August 11, 2009, by and between the Company and Silver Oak Capital L.L.C.
	4.1	Note issued to the Purchaser pursuant to the Securities Purchase Agreement, dated August 11, 2009, by and among the Company and the Purchaser.
	4.2	Form of Warrant issued to the Purchaser pursuant to the Securities Purchase Agreement, dated August 11, 2009, by and among the Company and the Purchaser.
	4.3	Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and the Purchaser.
	4.4	Warrant issued to Imperial Capital, LLC, dated August 11, 2009.
	4.5	Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and Imperial Capital, LLC.
4.6
Pledge Amendment, dated as of August 11, 2009, to Pledge Agreement, dated as of August 1, 2006, between Access Digital Media, Inc. and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.

	10.1	Guarantee and Collateral Agreement, dated as of August 11, 2009, by and among the Company, the Purchaser and the Guarantors.
10.2
Fifth Amendment, dated as of August 11, 2009, with respect to that certain Credit Agreement, dated as of August 1, 2006, among Christie/AIX, Inc., the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.

	10.3	Employment Agreement between the Company and Adam M. Mizel, dated as of August 11, 2009.
	10.4	Services Agreement, dated as of August 11, 2009, between the Company and Aquifer Capital Group, LLC.
	99.1	Access Integrated Technologies, Inc. press release, dated August 11, 2009 relating to the Private Placement.
	99.2	Access Integrated Technologies, Inc. press release, dated August 11, 2009 relating to the Employment Agreement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 12, 2009

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibits.	Description

2.1	Securities Purchase Agreement, dated as of August 11, 2009, by and among the Company and the Purchaser.
2.2	Form of Purchase Agreement, dated as of August 11, 2009, by and among the Company and the holders identified therein.
2.3	Purchase Agreement, dated as of August 11, 2009, by and among the Company and Aristeia International Limited, Aristeia Partners, L.P. and Aristeia Special Investments Master, L.P.
2.4	Purchase Agreement, dated as of August 11, 2009, by and between the Company and Silver Oak Capital L.L.C.
4.1	Note issued to the Purchaser pursuant to the Securities Purchase Agreement, dated August 11, 2009, by and among the Company and the Purchaser.
4.2	Form of Warrant issued to the Purchaser pursuant to the Securities Purchase Agreement, dated August 11, 2009, by and among the Company and the Purchaser.
4.3	Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and the Purchaser.
4.4	Warrant issued to Imperial Capital, LLC, dated August 11, 2009.
4.5	Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and Imperial Capital, LLC.
4.6
Pledge Amendment, dated as of August 11, 2009, to Pledge Agreement, dated as of August 1, 2006, between Access Digital Media, Inc. and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.

10.1	Guarantee and Collateral Agreement, dated as of August 11, 2009, by and among the Company, the Purchaser and the Guarantors.
10.2
Fifth Amendment, dated as of August 11, 2009, with respect to that certain Credit Agreement, dated as of August 1, 2006, among Christie/AIX, Inc., the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.

10.3	Employment Agreement between the Company and Adam M. Mizel, dated as of August 11, 2009.
10.4	Services Agreement, dated as of August 11, 2009, between the Company and Aquifer Capital Group, LLC.
99.1	Access Integrated Technologies, Inc. press release, dated August 11, 2009 relating to the Private Placement.
99.2	Access Integrated Technologies, Inc. press release, dated August 11, 2009 relating to the Employment Agreement.